OCM MUTUAL FUND
EXHIBIT 12(B) TO FORM N-CSR


I, Gregory M. Orrell, hereby certify that to the best of my knowledge:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 31, 2011

/s/ Gregory M. Orrell
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Gregory M. Orrell
President


I, Jacklyn Orrell, hereby certify that to the best of my knowledge:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 31, 2011

/s/ Jacklyn Orrell
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Jacklyn Orrell
Secretary and Treasurer